EXHIBIT 99.2

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                        CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2004, 2003 AND 2002

CONTENTS
REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets                                              F-4
  Consolidated Statements of Operations                                    F-5
  Consolidated Statements of Shareholders' Equity                          F-6
  Consolidated Statements of Cash Flows                                    F-7
  Notes to Consolidated Financial Statements                               F-8

SUPPLEMENTAL SCHEDULE
  Schedule II - Valuation and Qualifying Accounts                          F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Pacific Magtron International Corp.

We have audited the accompanying consolidated balance sheet of Pacific Magtron International Corp. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. In connection with our audit of the consolidated financial statements, we have also audited the related financial statement schedule. These consolidated financial statements and the financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Magtron International Corp. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred a loss of $1,172,700 and negative cash flows from operations of $1,896,900 for the year ended December 31, 2004 and had a working capital deficiency of $542,200 at December 31, 2004. In addition, the Company was in violation of certain of its debt covenants, which violations were waived. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weinberg & Company, P.A.

Boca Raton, Florida
February 3, 2005, except as to Note 1 - Recent Developments, for which the date is April 19, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Pacific Magtron International Corp.

We have audited the accompanying consolidated balance sheet of Pacific Magtron International Corp. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Magtron International Corp. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations. Further, during the year ended December 31, 2003, the Company triggered a redemption provision in its Series A Redeemable Convertible Preferred Stock agreement thereby creating a current liability. In addition, the Company was in violation of certain of its debt covenants, which violations were waived, and the Company's common stock has been delisted from the NASDAQ SmallCap Market. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Mountain View, California
March 12, 2004

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS

                                                                December 31,
                                                       ----------------------------
                                                           2004            2003
                                                       ------------    ------------
ASSETS
Current Assets:
  Cash and cash equivalents                            $    543,800    $  1,491,700
  Restricted cash                                           255,000         395,000
  Accounts receivable, net of allowance for
    doubtful accounts of $314,100 and
    $281,800 in 2004 and 2003                             3,801,600       4,350,900
  Other receivables                                              --         673,300
  Inventories                                             2,760,400       2,853,100
  Prepaid expenses and other current assets                 154,500         280,800
  Assets of discontinued operations                          16,200         233,500
                                                       ------------    ------------
Total Current Assets                                      7,531,500      10,278,300

Property and equipment, net                               3,934,100       4,157,400

Restricted cash                                             250,000         250,000

Deposits and other assets                                    25,100          86,700
                                                       ------------    ------------
                                                       $ 11,740,700    $ 14,772,400
                                                       ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                     $  5,608,700    $  7,140,900
  Floor plan inventory loans                              2,243,100       1,369,200
  Accrued expenses                                          147,700         228,500
  Current portion of notes payable                           71,900          66,100
  Contingent settlement of Common Stock Warrants              2,300          55,700
  Series A Mandatorily Redeemable Convertible
    Preferred Stock                                              --         958,600
  Liabilities of discontinued operations                         --         275,900
                                                       ------------    ------------
Total Current Liabilities                                 8,073,700      10,094,900

Notes Payable, less current portion                       3,031,500       3,103,400

Commitments and Contingencies

Shareholders' Equity:
    Preferred Stock, $0.001 par value; 5,000,000
      shares authorized;
       4% Series A Convertible Preferred Stock;
       600 shares designated, issued and outstanding
       (liquidation value of $400,000)                      234,100              --
    Common stock, $0.001 par value; 25,000,000
      shares authorized; 10,485,062 shares issued
      and outstanding                                        10,500          10,500
    Additional paid-in capital                            2,036,400       2,036,400
    Accumulated deficit                                  (1,645,500)       (472,800)
                                                       ------------    ------------
Total Shareholders' Equity                                  635,500       1,574,100
                                                       ------------    ------------
                                                       $ 11,740,700    $ 14,772,400
                                                       ============    ============

          See accompanying notes to consolidated financial statements.

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        YEARS ENDED DECEMBER 31,
                                                --------------------------------------------
                                                    2004            2003            2002
                                                ------------    ------------    ------------
Sales                                           $ 71,473,500    $ 74,985,300    $ 67,969,900
Cost of sales                                     67,793,200      70,555,900      63,919,600
                                                ------------    ------------    ------------
Gross profit                                       3,680,300       4,429,400       4,050,300
Selling, general and
  administrative expenses                          5,027,500       5,939,900       6,303,000
Write-off of other receivable                        487,200              --              --
                                                ------------    ------------    ------------
Loss from operations
  before other income (expense),
  income tax benefit,
  and minority interest                           (1,834,400)     (1,510,500)     (2,252,700)
                                                ------------    ------------    ------------
Other income (expense):
  Interest income                                      2,000           3,200          14,100
  Interest expense                                  (166,200)       (170,500)       (166,100)
  Litigation settlement                                   --         (95,000)             --
  Change in fair value of
   warrants issued                                    46,400         105,800         235,700
  Other expense, net                                 (33,300)        (27,500)        (44,500)
                                                ------------    ------------    ------------
Total other income (expense)                        (151,100)       (184,000)         39,200
                                                ------------    ------------    ------------
Loss from operations
  before income tax benefit
  and minority interest                           (1,985,500)     (1,694,500)     (2,213,500)
Income tax benefit                                        --              --        (736,300)
                                                ------------    ------------    ------------
Loss from operations
  before minority interest                        (1,985,500)     (1,694,500)     (1,477,200)
Minority interest                                         --              --           2,200
                                                ------------    ------------    ------------
Loss from operations                              (1,985,500)     (1,694,500)     (1,475,000)
                                                ------------    ------------    ------------
Discontinued operations:
  Gain (loss) from discontinued
   operations of:
    Frontline Network Consulting,
      Inc., net of tax benefit
      in 2002                                         93,300        (297,900)       (835,300)
    Lea Publishing Inc., net of
      tax benefit in 2002                                 --        (106,300)       (525,600)
  Loss from disposal of:
    Frontline Network Consulting,
      Inc                                                 --         (13,700)             --
    Lea Publishing Inc.                                   --         (16,000)             --
                                                ------------    ------------    ------------
Gain (loss) from discontinued
  operations                                          93,300        (433,900)     (1,360,900)
                                                ------------    ------------    ------------

Gain on restructuring of Series A Mandatorily
  Redeemable Convertible Preferred Stock             758,600              --              --

Accretion of discount and deemed
  dividend related to beneficial
  conversion of Series A Mandatorily
  Redeemable Convertible Preferred Stock             (26,100)        (24,900)       (274,200)

Accretion of redemption value of
  Series A Mandatorily Redeemable
  Convertible Preferred Stock                        (13,000)       (743,300)             --
                                                ------------    ------------    ------------
Net loss applicable to
  common shareholders                           $ (1,172,700)   $ (2,896,600)   $ (3,110,100)
                                                ============    ============    ============
Basic and diluted loss per share:

  Loss from operations                          $      (0.12)   $      (0.24)   $      (0.17)

  Gain (loss) from discontinued
    operations applicable to
    common shareholders                                 0.01           (0.04)          (0.13)
                                                ------------    ------------    ------------
  Net loss applicable to common
    shareholders                                $      (0.11)   $      (0.28)   $      (0.30)
                                                ============    ============    ============

Shares used in basic and diluted
   per share calculation                          10,485,062      10,485,062      10,485,062
                                                ============    ============    ============

          See accompanying notes to consolidated financial statements.

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                           Shareholders' Equity
                             -----------------------------------------------------------------------------------------------
                                                                                                    Retained
                                  Preferred Stock              Common Stock          Additional     Earnings
                             -------------------------   ------------------------      Paid-in    (Accumulated
                               Shares        Amount        Shares         Amount       Capital       Deficit)       Total
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance at December 31,
  2001                                --   $        --    10,485,062   $    10,500   $ 1,745,500   $ 5,533,900    $7,289,900

Deemed dividend associated
with beneficial conversion
feature of convertible
preferred stock                       --            --            --            --       260,000      (260,000)           --

Vesting portion of 300,000
common stock warrants
issued as payment of
 consulting services                  --            --            --            --         2,400            --         2,400

Preferred stock accretion             --            --            --            --            --       (14,200)      (14,200)

Loss from operations                  --            --            --            --            --    (1,475,000)   (1,475,000)

Loss from discontinued
  Operations                          --            --            --            --            --    (1,360,900)   (1,360,900)

                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance at December 31,
  2002                                --            --    10,485,062        10,500     2,007,900     2,423,800     4,442,200

Vesting portion of 300,000
common stock warrants
issued as payment of
consulting services                   --            --            --            --        28,500            --        28,500

Preferred stock accretion             --            --            --            --            --      (768,200)     (768,200)

Loss from operations                  --            --            --            --            --    (1,694,500)   (1,694,500)
Loss from discontinued
  Operations                          --            --            --            --            --      (433,900)     (433,900)

                             -----------   -----------   -----------   -----------   -----------   -----------
-----------
Balance at December 31,
  2003                                --            --    10,485,062        10,500     2,036,400      (472,800)    1,574,100

Preferred stock accretion             --            --            --            --            --       (39,100)      (39,100)

Restructuring of Series A
  Preferred Stock                    600       234,100            --            --            --       758,600       992,700

Loss from operations                  --            --            --            --            --    (1,985,500)   (1,985,500)

Income from discontinued
  Operations                          --            --            --            --            --        93,300        93,300

                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance at December 31,
2004                                 600   $   234,100    10,485,062   $    10,500   $ 2,036,400   $(1,645,500)   $  635,500
                             ===========   ===========   ===========   ===========   ===========   ===========   ===========

    See accompanying notes to consolidated financial statements.

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         YEARS ENDED DECEMBER 31,
                                                                 -----------------------------------------
                                                                     2004           2003           2002
                                                                 -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $(1,172,700)   $(2,896,600)   $(3,110,100)
Less: Income (loss) from discontinued
        operations                                                    93,300       (433,900)    (1,360,900)
      Gain on restructuring of Series A
        Mandatorily Redeemable Convertible
        Preferred Stock                                              758,600             --             --
                            Accretion of discount and deferred
        dividend related to Series A
        Mandatorily Redeemable Convertible
        Preferred Stock                                              (26,100)       (24,900)      (274,200)
      Accretion of redemption value of Series A
        Mandatorily Redeemable Convertible
        Preferred Stock                                              (13,000)      (743,300)            --
                                                                 -----------    -----------    -----------
Loss from operations                                              (1,985,500)    (1,694,500)    (1,475,000)
Adjustments to reconcile loss from operations to
 net cash used in operating activities:
       Depreciation and amortization                                 356,900        315,700        244,100
       Gain on disposal of property and equipment                       (100)            --         (8,100)
       Provision (benefit) for doubtful accounts                      51,500        (45,400)      (140,000)
       Deferred income taxes                                              --             --        778,800
       Write-off of other receivable                                 487,200             --             --
       Changes in fair value of warrants                             (46,400)      (105,800)      (235,700)
       Minority interest in losses of subsidiary                          --             --         (2,200)
       Changes in operating assets and liabilities:
           Accounts receivable                                       497,800        266,300       (423,700)
           Other receivables                                         186,100       (673,300)            --
           Inventories                                                92,700        485,500       (563,400)
           Prepaid expenses and other current assets                  41,200         (1,900)       122,700
           Income tax refunds receivable                                  --      1,472,800     (1,073,600)
           Accounts payable                                       (1,532,200)      (360,100)     2,886,200
           Accrued expenses                                          (80,800)        17,100        (51,500)
                                                                 -----------    -----------    -----------
NET CASH (USED IN) PROVIDED BY OPERATIONS                         (1,931,600)      (323,600)        58,600
NET CASH (USED IN) PROVIDED BY DISCONTINUED
  OPERATIONS                                                          34,700       (146,800)      (956,600)
                                                                 -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                             (1,896,900)      (470,400)      (898,000)
                                                                 -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Acquisition of property and equipment                              --             --        (63,000)
       Proceeds from sale of property and equipment                    1,300          5,100         36,400
       Deposits and other assets                                          --             --         24,300
                                                                 -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES OF OPERATIONS                                             1,300          5,100         (2,300)
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES OF DISCONTINUED OPERATIONS                                   --         44,100        (86,800)
                                                                 -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    1,300         49,200        (89,100)
                                                                 -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Net increase (decrease) in floor plan
        inventory loans                                              873,900        467,600       (520,500)
       Principal payments on notes payable                           (66,100)       (60,800)       (55,900)
       Restricted cash                                               139,900       (395,000)            --
       Net proceeds from issuance of mandatorily
        redeemable convertible preferred stock
        and warrants                                                      --             --        477,500
                                                                 -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES OF OPERATIONS                                           947,700         11,800        (98,900)
NET CASH USED IN FINANCING ACTIVITIES OF
  DISCONTINUED OPERATIONS                                                 --             --       (122,900)
                                                                 -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  947,700         11,800       (221,800)
                                                                 -----------    -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                           (947,900)      (409,400)    (1,208,900)
CASH AND CASH EQUIVALENTS:
       Beginning of year                                           1,491,700      1,901,100      3,110,000
                                                                 -----------    -----------    -----------
       End of year                                               $   543,800    $ 1,491,700    $ 1,901,100
                                                                 ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

              PACIFIC MAGTRON INTERNATIONAL CORP. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

The consolidated financial statements of Pacific Magtron International Corp. (the "Company" or "PMIC") include its subsidiaries, Pacific Magtron, Inc. (PMI), Pacific Magtron (GA) Inc. (PMIGA) and LiveWarehouse, Inc. (LW).PMI and PMIGA's principal activity consists of the importation and wholesale distribution of electronics products, computer components, and computer peripheral equipment throughout the United States. LW distributes certain computer and electronics products and sells consumer computer products on the internet.

In August 2000, PMI formed PMIGA, a Georgia corporation whose principal activity is the wholesale distribution of PMI's products in the eastern United States market. PMIGA is 100% owned by PMI.

In December 2001, the Company incorporated LW, a wholly-owned subsidiary of the Company, to provide consumers a convenient way to purchase computer products on the internet. As part of the overall strategy on re-focusing on our core business in wholesale distribution, the resources allocated to LW business segment were reduced beginning the third quarter 2004.

In December 2004, certain stockholders (the "Stockholders") holding a collective majority interest in the Company entered into a Stock Purchase Agreement with Advanced Communications Technologies, Inc., a Florida corporation ("ACT"), pursuant to which ACT agreed to purchase from the Stockholders, and the Stockholders agreed to sell to ACT, an aggregate of 6,454,300 shares of the common stock of the Company (the "PMIC Shares") for the aggregate purchase price of $500,000. On December 30, 2004, the Stockholders and ACT closed on the sale of the PMIC Shares (the "Closing"). The PMIC Shares represent 61.56% of the currently issued and outstanding common stock of the Company (see Note 9). Effective as of the Closing, the financial results of the Company will be consolidated with those of ACT and its other consolidated subsidiaries in ACT's financial statements that will be included in ACT's future SEC filings.

BASIS OF ACCOUNTING

Going Concern

The Company incurred a net loss applicable to common shareholders of $1,172,700, $2,896,600, and $3,110,100 and a negative cash flow from operations of $1,896,900, $470,400 and $898,000 for the years ended December 31, 2004, 2003, and 2002, respectively, and had a working capital deficiency of $542,200 at December 31, 2004. During 2004, the Company was in violation of certain of its debt covenants which violations were subsequently waived. However, the waiver obtained from Textron Financial Corporation expired on March 31, 2005. It is uncertain that the Company will be able to meet all the covenants in the future. If this was to occur in the future and waivers for the violations could not be obtained, the Company's inventory flooring line might be terminated and loan payments on its inventory flooring line and mortgage loan might be accelerated. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon it achieving profitability and generating sufficient cash flows to meet its obligations as they come due. Management believes that its plan to diversify into other higher profit margin products and to continue controlling its overhead will enable it to achieve profitability. Management is also pursuing additional capital and debt financing. However, there is no assurance that these efforts will be successful. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Developments

The Company relies on credit terms from its suppliers to fund inventory purchases. Vendors have progressively imposed more restrictive credit terms, such that, beginning in March 2005, the Company has been unable to find purchases. As of April 15, 2005, the Company's business is limited to selling existing inventory with no ability to obtain credit to replenish or purchase other items our customers may need. As of April 15, 2005, inventories were approximately $170,000, compared to $2,760,000 at December 31, 2004. The Company doesn't have the ability to draw on lines of credit to fund the shortfall caused by the elimination of terms by vendors. The Company's staff has decreased to 28 employees on April 15, 2005 from 58 employees on December 31, 2004. Because of the reduced sales caused by the lack of new inventory, the Company has not been able to pay its obligations on a timely basis. The Company has been sued by one supplier for approximately $680,000 in unpaid invoices and by another for approximately $80,000. Other creditors have threatened suit. Unless the Company obtains credit or finds another method of operating, the Company will be forced to cease operations.

USE OF ESTIMATES IN THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from such estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of PMIC and its wholly-owned subsidiaries, PMI, PMIGA and LW. Inter-company accounts and transactions have been eliminated in consolidation. During the second quarter 2003, the Company sold substantially all the intangible assets of FNC and all of the intangible assets and certain tangible assets of Lea. In addition, during the third quarter 2003, PMICC was dissolved. The activities of FNC, Lea and PMICC have been reclassified for reporting purposes as discontinued operations for all periods presented in the accompanying statements of operations and cash flows.

RECLASSIFICATIONS

Certain 2003 and 2002 financial statement amounts have been reclassified to conform to the 2004 financial statement presentation.

CASH EQUIVALENTS

The Company considers highly liquid investments with original maturities of one year or less to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company grants credit to its customers after undertaking an investigation of credit risk for all significant amounts. An allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of loss, adjustment history, current economic conditions, credit insurance levels, and other factors that deserve recognition in estimating potential losses. Generally our allowance for doubtful accounts includes receivables past due over 90 days, returned checks and an estimated percentage of the receivables currently due. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management's control.

INVENTORIES

Inventories, consisting primarily of finished goods, are stated at the lower of cost (weighted average cost method) or market.

PROPERTY AND EQUIPMENT AND OTHER LONG-LIVED ASSETS

Property and equipment are stated at cost. Det 0 0 preciation is provided using the straight-line method over the estimated useful lives of the assets, as follows:

         Building and improvements                             39 years
         Furniture and fixtures                            5 to 7 years
         Computers and equipment                           3 to 5 years
         Automobiles                                            5 years
         Software                                               3 years

The Company periodically reviews its long-lived assets for impairment. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company adjusts the asset to its estimated fair value. The fair value of an asset is determined by the Company as the amount at which that asset could be bought or sold in a current transaction between willing parties or the present value of the estimated future cash flows from the asset. The asset value recoverability test is performed by the Company on an on-going basis.

REVENUE RECOGNITION

The Company recognizes sales of computer and related products upon delivery of goods to the customer (generally upon shipment) and the customer takes ownership and assumes risk of loss, provided no significant obligations remain and collectibility is probable. A provision for estimated product returns is established at the time of sale based upon historical return rates, which have typically been insignificant, adjusted for current economic conditions. The Company generally does not provide volume discounts or rebates to its resale customers.

WARRANTY REPAIRS

The Company is principally a distributor of numerous electronics products, for which the original equipment manufacturer is responsible and liable for product repairs and service. Amounts claimed in excess of manufacturers' warranties are estimated and charged to expense based on historical amounts and the mixed of products recently sold. The Company has experienced an insignificant amount of claims in excess of the manufacturers' warranties.

INCOME TAXES

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the Company periodically reviews its long-lived assets for impairment. When events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, the Company adjusts the asset group to its estimated fair value. The fair value of an asset group is determined by the Company as the amount at which that asset group could be bought or sold in a current transaction between willing parties or the present value of the estimated future cash flows from the asset. The asset value recoverability test is performed by the Company on an on-going basis. As of December 31, 2004, all long-lived assets were estimated to be recoverable.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of long-term debt and floor plan inventory loans is estimated based on current interest rates available to the Company for debt instruments with similar terms and remaining maturities. At December 31, 2004 and 2003, the fair value of long-term debt, which consisted of a bank loan and an SBA loan relating to the Company's facility in Milpitas, California, was approximately $3,205,100 and $3,316,000, respectively. The bank loan had an outstanding balance of $2,331,700 and $2,360,900 as of December 31, 2004 and 2003,
respectively. The carrying value of the bank loan, which contains an adjustable interest rate provision based on the market interest rate, approximates its fair value. The SBA loan had an outstanding amount of $771,700 and $808,600 at December 31, 2004 and 2003, respectively. The estimated fair value of the SBA loan was $873,400 and $955,100 as of December 31, 2004 and 2003, respectively. The fair value of the SBA loan was estimated based on the present value of the future payments discounted by the market interest rate for similar loans at December 31, 2004 and 2003. The fair values of cash and cash equivalents, accounts receivable, other receivable, accounts payable floor plan inventory loans and accrued liabilities approximates their carrying values because of the short maturity of these instruments.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities, using the treasury stock method that could share in the earnings of an entity. During the year ended December 31, 2004, options and warrants to purchase 750,000 shares of the Company's common stock and 800,000 shares of common stock issuable upon conversion of Series A Preferred Stock were excluded from the calculation of diluted loss per share as their effect would be anti-dilutive. During the year ended December 31, 2003, options and warrants to purchase 1,094,000 shares of the Company's common stock and 852,200 shares of common stock issuable upon conversion of Series A Preferred Stock were excluded from the calculation of diluted loss per share as their effect would be anti-dilutive. During the year ended December 31, 2002, options and warrants to purchase 1,302,800 shares of the Company's common stock and 818,900 shares of common stock issuable upon conversion of Series A Preferred Stock were excluded from the calculation of diluted loss per share as their effect would be anti-dilutive.

STOCK OPTION PLAN

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation and FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure and FASB Statement No. 123R, amendments of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The requirements of FASB Statement No 123, as amended, are effective for fiscal periods beginning after June 15, 2005.

The following table illustrates the effect on net loss if the fair-valued-based method had been applied to all outstanding and unvested awards in each period. The Company estimates the fair value and stock options at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions use for grants in 2002: no yield; expected volatility of 311%, risk-free interest rates of 4% and expected lives of four years for the plan options.

Had the Company adopted the provisions of SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                       Year Ended December 31,
                                              -----------------------------------------
                                                 2004           2003           2002
                                              -----------    -----------    -----------
Net loss applicable to common shareholders:
  As reported                                 $(1,172,700)   $(2,896,600)   $(3,110,100)
    Add: total stock based employee
      compensation expense determined
      using the fair value method for
      all awards, net of tax                      (11,200)       (17,600)       (71,200)
                                              -----------    -----------    -----------
  Pro forma                                   $(1,183,900)   $(2,914,200)   $(3,181,300)
                                              -----------    -----------    -----------
Basic and diluted loss per share:
  As reported                                 $     (0.11)   $     (0.28)   $     (0.30)
  Pro forma                                   $     (0.11)   $     (0.28)   $     (0.30)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December
2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities (VIE), which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of FIN 46R did not have an impact on the Company's consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Restatement of financial statements for earlier years presented is not permitted. FASB Staff Position No. FAS 150-3 deferred certain provisions of SFAS No. 150 for certain mandatory redeemable non-controlling interests. The Company adopted SFAS No. 150 beginning the third quarter 2003. The Company's adoption of SFAS No. 150 did not impact its consolidated financial position or results of operations.

In December 2003, FASB Statement No. 132 (revised), Employers' Disclosures about Pensions and Other Postretirement Benefits, was issued. Statement 132 (revised) prescribes employers' disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The Company's adoption of SFAS No. 132 did not impact its consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25, and allowed under the original provisions of SFAS No. 123. SFAS No. 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. The requirements of SFAS No. 123R are effective for fiscal periods beginning after June 15, 2005. SFAS No. 123R allows for either prospective recognition of compensation expense or retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to interim periods in the year of adoption. The company is currently evaluating these transition methods.

2. DISCONTINUED OPERATIONS

In May 1998, PMI formed its Frontline Network Consulting (Frontline) division, a corporate information systems group that served the networking and personal computer requirements of corporate customers. In July 2000, the Company formed Frontline Network Consulting, Inc. (FNC), a California corporation. On June 2, 2003, the Company entered into an agreement to sell substantially all of FNC's intangible assets to an unrelated party for a note in the amount of $15,000. The Company recorded a loss of $13,700 on the sale of the FNC assets.In May 1999, the Company became a 50% owner in Lea Publishing, LLC (Lea), a California limited liability company formed in January 1999 to develop, sell and license software designed to provide internet users, resellers and providers with advanced solutions and applications. In December 2001, the Company entered into an agreement whereby it obtained 100% of Lea. On June 30, 2003, the Company sold substantially all of Lea's intangible assets and certain equipment to certain of the Lea's employees. The Company also entered into a Proprietary Software License and Support Agreement requiring the purchaser to provide certain electronic commerce support services to LW for a term of two years beginning July 1, 2003. The Company received $5,000 on the transaction closing date and the electronic commerce support services contract valued at $48,000 which is based on the number of service hours to be provided. The Company recorded a loss of $16,000 on the sale of the Lea assets. Lea was dissolved in the fourth quarter 2004.

The operating results, including the loss from disposal of assets, of FNC and Lea for the years ended December 31, 2004, 2003 and 2002 were as follows:

                                               Year Ended December 31,
                                       ----------------------------------------
                                          2004          2003           2002
                                       -----------   -----------    -----------
FNC:
Net sales                              $   323,200   $ 1,313,500    $ 2,378,300
Income (loss) before income taxes
 (benefit)                                  93,300      (311,600)    (1,195,900)
Income tax benefit                              --            --       (360,600)
                                       -----------   -----------    -----------
Net income (loss)                      $    93,300   $  (311,600)   $  (835,300)
                                       -----------   -----------    -----------
Lea:
Net sales                              $        --   $   179,700    $   496,600
Loss before income tax benefit                  --      (122,300)      (751,000)
Income tax benefit                              --            --       (225,400)
                                       -----------   -----------    -----------
Net loss                               $        --   $  (122,300)   $  (525,600)
                                       -----------   -----------    -----------

3. RELATED PARTY TRANSACTIONS

During the first quarter of 2002, the Company made short-term salary advances to a shareholder/officer totaling $30,000, without interest. These advances were recorded as a salary paid to the shareholder/officer during the second quarter ended June 30, 2002.The Company sold computer products to a company owned by a member of the Board of Directors of the Company. During 2003 and 2002, the Company recognized $102,400 and $527,400, respectively, in sales revenues from this company. There were no sales to this customer for the year ended December 31, 2004 and there were no amounts due from this customer as of December 31, 2004 and 2003.

On June 30, 2003, the Company sold substantially all of Lea's intangible assets and certain equipment to certain of the Lea's employees (see note 2 to the consolidated financial statements).

4. ACCOUNTS RECEIVABLE AGREEMENTS

On April 1, 2003, the Company purchased a credit insurance policy from American Credit Indemnity (ACI) covering certain accounts receivable up to $2,000,000 of losses. The Company also has an agreement with ENX, Inc. (ENX) to sell its past-due accounts receivables from pre-approved customers with pre-approved credit limits under certain conditions. The commission is 0.5% of the approved invoice amounts with a minimum quarterly commission of $12,500. As of December 31, 2004, approximately $1,059,000 of the outstanding receivables was approved by ENX. The ACI policy expires on March 31, 2005 and the ENX policy expires on April 30, 2005.

5. PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31, 2004 and 2003:

     DECEMBER 31,                                    2004           2003
     ------------                                 ----------     ----------
     Building and improvements                    $3,274,400     $3,274,400
     Land                                          1,158,600      1,158,600
     Furniture and fixtures                          369,800        374,800
     Computers and equipment                         691,500        693,100
     Automobiles                                     116,500        116,500
                                                  ----------     ----------
                                                   5,610,800      5,617,400
     Less accumulated depreciation                 1,676,700      1,460,000
                                                  ----------     ----------
                                                  $3,934,100     $4,157,400
                                                  ==========     ==========

Depreciation expense was $227,700, $233,000 and $213,800, for the years ended December 31, 2004, 2003 and 2002, respectively.

6. NOTES PAYABLE

The Company's wholly-owned subsidiary, PMI, has obtained financing of $3,498,000 for the purchase of its office and warehouse facility. Of the amount financed, $2,500,000 was in the form of a 10-year bank loan utilizing a 30-year amortization period. This loan bears interest at the bank's 90-day LIBOR rate (2.25% as of December 31, 2004) plus 2.5%, and is secured by a deed of trust on the property. The balance of the financing was obtained through a $998,000 Small Business Administration (SBA) loan due in monthly installments through April 2017. The SBA loan bears interest at 7.569%, and is secured by the underlying property.

Under the bank loan, PMI is required, among other things, to maintain a minimum debt service coverage, a maximum debt to tangible net worth ratio, and to have no consecutive quarterly losses. In addition, PMI is required to achieve net income on an annual basis. PMI was in violation of the annual income covenant and the minimum EBIDTA coverage ratio as of December 31, 2004 and was in violation of the annual income, minimum EBITA coverage ratio and quarterly loss covenants as of December 31, 2003. These covenant violations constituted an event of default under the loan agreement and gave the bank the right to call the loan. Waivers of the loan covenant violations were obtained from the bank that extended through December 31, 2005. As a condition for these waivers, the Company maintained $250,000 in a restricted account as a reserve for debt service as of December 31, 2004 and 2003. This amount has been reflected as long-term restricted cash in the accompanying consolidated balance sheet. It is uncertain that the Company be able to meet all these covenants in the future. If this was to occur in the future and a waiver for the violation cannot be obtained, the Company would be required to classify the bank loan as current, which would cause the Company to be out of compliance with another financial covenant included in its inventory flooring facility with Textron Financial Corporation as discussed in note 7 to the consolidated financial statements.

The outstanding balances of the notes payable as of December 31, 2004 and 2003 are as follows:

                                                     2004              2003
                                                  ----------       ----------
       Bank loan                                  $2,331,700       $2,360,900
       SBA loan                                      771,700          808,600
                                                  ----------       ----------
                                                   3,103,400        3,169,500
       Less current portion                           71,900           66,100
                                                  ----------       ----------
                                                  $3,031,500       $3,103,400
                                                  ==========       ==========

The aggregate amounts of future maturities for notes payable are as follows:

  YEARS ENDING DECEMBER 31,                                      Amount
  -------------------------                                  ----------
              2005                                               71,900
              2006                                               76,600
              2007                                            2,312,200
              2008                                               49,900
              2009                                               53,800
         Thereafter                                             539,000
                                                             ----------
                                                             $3,103,400
                                                             ==========

7. FLOOR PLAN INVENTORY LOANS AND LETTER OF CREDIT

In May 2003, PMI obtained a $3,500,000 inventory financing facility, which includes a $1 million letter of credit facility used as security for inventory purchased on terms from vendors in Taiwan, from Textron Financial Corporation (Textron). The credit facility is guaranteed by PMIC, PMIGA, FNC, Lea, LW and two officers of the Company and may be discontinued by Textron at any time at its sole discretion. Under the agreement, the Company granted Textron a first priority lien on all of its corporate assets. Borrowings under the inventory line are subject to 30 days repayment, at which time interest accrues at the prime rate plus 6% (11.25% at December 31, 2004). The Company is required to maintain collateral coverage equal to 120% of the outstanding balance. A prepayment is required when the outstanding balance exceeds the sum of 70% of the eligible accounts receivables and 90% of the Textron-financed inventory and 100% of any cash assigned or pledged to Textron. PMI and PMIC are required to meet certain financial ratio covenants, including a minimum current ratio, a maximum leverage ratio, a minimum tangible capital funds and required levels of profitability. Beginning on September 30, 2003 through December 31, 2004, the Company was out of compliance with the maximum leverage ratio covenant and the minimum tangible capital funds for which waivers have been obtained through December 31, 2004. Based on the anticipated future results, it is probable that the Company will be out of compliance with certain of these covenants. If this was to occur and a waiver for the violation cannot be obtained, Textron might terminate the credit facility and accelerate the loan payments. Upon termination, there is no assurance that the Company would have the funding necessary to finance its future inventory purchases at levels necessary to achieve profitability. The Company is also required to maintain $250,000 in a restricted account as a pledge to Textron. This amount has been reflected as restricted cash in the accompanying consolidated financial statements. As of December 31, 2004, the outstanding balance of this loan was $2,243,100 which is classified as a current liability on the accompanying consolidated balance sheet.

8. INCOME TAXES

There was no income tax benefit (expense) recorded for the year ended December 31, 2004 and 2003. For the year ended December 31, 2002, income tax benefit (expense) comprises:
                             2002            2002             2002
                           Current         Deferred           TOTAL
                        ------------     ------------     ------------
  Federal               $   873,000        (131,000)     $   742,000
    State                    (5,700)             --           (5,700)
                        ------------     ------------     ------------
                        $   867,300        (131,000)     $   736,300
                        ============     ============     ============

The following summarizes the differences between the income tax (benefit) expense and the amount computed by applying the Federal income tax rate of 34% in 2004, 2003 and 2002 to income before income taxes:

YEAR ENDING DECEMBER 31,                  2004           2003          2002
-------------------------------------  -----------    -----------   -----------
Federal income tax benefit
  at statutory rate                    $   643,300    $   723,700   $ 1,414,300
State income taxes benefit (expense),
  net of federal benefit                        --             --        (5,700)
Other non-taxable income and
  non-deductible expenses                  (17,400)       (33,000        55,100
Change in deferred tax assets              194,200         94,800      (432,500)
Change in valuation allowance             (797,800)      (784,100)     (380,500)
Benefits recognized due to changes
  in tax laws                                   --             --       648,000
Other                                      (22,300)        (1,400)       23,600
Federal income tax benefit allocated
  to discontinued operations                    --             --      (586,000)
                                       -----------    -----------   -----------
Income tax benefit                     $        --    $        --   $   736,300
                                       ===========    ===========   ===========

The Company reported income tax benefits of $1,322,300 for the year ended December 31, 2002 arising from the losses incurred in 2002. In March 2002, the Job Creation and Worker Assistance Act of 2002 ("the Act") was enacted. The Act extended the general federal net operating loss carryback period from 2 years to 5 years for net operating losses incurred for any taxable year ending in 2001 and 2002. On March 20, 2003, the Company received a federal income tax refund of $1,427,400 attributable to 2002 net operating loss carried back. The Company recorded a valuation allowance for its net deferred tax assets, including its federal and state net operating loss for the year ended December 31, 2004 and 2003. There was no tax benefit recorded relating to the increase in deferred tax assets. As of December 31, 2004, the Company had a total net operating loss carry forwards of approximately $3,802,600 of which $1,775,600 and $2,027,000 will expire in 2024 and 2023, respectively, available to offset future federal taxable income.

California limits the amount that could be carried forward to 60% of the losses incurred in 2002 and 2003. As of December 31, 2004, the Company had a total California state net operating loss carry forwards of approximately $6,318,800 to offset future taxable income. California net operating loss carry forwards of $5,260,500 and $1,058,300 expire, if not utilized, in 2014 and 2015, respectively.

Deferred tax assets and liabilities as of December 31, 2004 and 2003 were comprised of the following:

                                                       2004             2003
                                                   -----------      -----------
      Deferred tax assets:
      Reserves (primarily the allowance for
        doubtful accounts) not currently
        deductible                                 $   165,300      $   130,300
      Accrued compensation and benefits                 16,900           19,000
      Capital loss carryover                           334,300          333,800
      NOL carryover                                  1,851,500        1,106,800
      Others                                             7,300            6,900
      Accumulated depreciation                         (10,000)         (29,300)
                                                   -----------      -----------
                                                     2,365,300        1,567,500
      Valuation allowance                           (2,365,300)      (1,567,500)
                                                   -----------      -----------
      Net deferred tax assets                      $        --      $        --
                                                   ===========      ===========

Realization of the Company's deferred tax assets is dependent upon future earnings in specific tax jurisdictions. The Company has evaluated all significant available positive and negative evidence, the existence of losses in the recent years and forecast of future taxable income (loss) in determining the need for a valuation allowance. At December 31, 2004 and 2003, the Company has recorded a valuation allowance, relating principally to the capital loss carryover, Federal and California net operating loss carryover and reserves not currently deductible, against the net deferred tax assets to reduce them to amounts that are more likely than not to be realized. The net increase in the total valuation allowance for the year ended December 31, 2004 and 2003 was $797,800 and $784,100, respectively.

9. COMMITMENTS

The Company leases office space, equipment, and vehicles under various operating leases. The leases for office space provide for the payment of common area maintenance fees and the Company's share of any increases in insurance and property taxes over the lease term.

Future minimum obligations under these non-cancelable operating leases are as follows:

YEAR ENDING DECEMBER 31,                       Amount
------------------------                      -------
2005                                          $48,600
2006                                            2,000
                                              -------
                                              $50,600
                                              =======

Total rent expense associated with all operating leases for the years ended December 31, 2004, 2003 and 2002 was $101,600, $133,800 and $164,700,
respectively.

In December 2004, two stockholders/executives (the "Stockholders") holding a collective majority interest in the Company entered into a Stock Purchase Agreement with Advanced Communications Technologies, Inc., a Florida corporation ("ACT"), pursuant to which ACT agreed to purchase from the Stockholders, and the Stockholders agreed to sell to ACT, an aggregate of 6,454,300 shares of the common stock of the Company (the "PMIC Shares") for the aggregate purchase price of $500,000. On December 30, 2004, the Stockholders and ACT closed on the sale of the PMIC Shares (the "Closing"). In connection with the sale, the Stockholders entered into employment agreements with the Company and ACT. The Employment Agreements, dated December 30, 2004 provide for a cash bonus of $225,000 each to be paid within 30 days of the Closing and other bonus and earn-out provisions that may be paid in cash or in shares of common stock of ACT. Under the earn-out provisions, the Stockholders may earn the right to receive in aggregate up to 99,999,999 shares of ACT's common stock. In the event the Company terminates the Employment Agreements without cause upon 30 days prior written notice, the Stockholders are entitled to 6 months severance pay.

10. MAJOR VENDORS

One vendor accounted for approximately 15%, 18% and 11% of total purchases by the Company for the years ended December 31, 2004, 2003 and 2002, respectively. One other vendor accounted for 17% of purchases for the year ended December 31, 2003. Management believes other vendors could supply similar products on comparable terms as those provided by the major vendors. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

11. EMPLOYEE BENEFIT PROGRAM-401(k) PLAN

The Company has a 401(k) plan (the Plan) for its employees. The Plan is available to all employees who have reached the age of twenty-one and who have completed three months of service with the Company. Under the Plan, eligible employees may defer a portion of their salaries as their contributions to the Plan. Company contributions are discretionary, subject to statutory maximum levels. There were no contributions by the Company in 2004, 2003 and 2002.

12. CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with what it believes are reputable financial institutions. As of December 31, 2004 and 2003, the Company had deposits, including restricted cash, at one financial institution which aggregated $562,200 and $1,191,700, respectively. As of December 31, 2004 and 2003, the Company had deposits amounting to $234,600 and $692,300, respectively, at two other financial institutions. Such funds are insured by the Federal Deposit Insurance Company up to $100,000 for each bank account. The Company has another $250,000 deposited into a reserve account with Textron.

A significant portion of the Company's revenues and accounts receivable are derived from sales made primarily to unrelated companies in the computer industry and related fields located throughout the United States. For the years ended December 31, 2004, 2003 and 2002, no individual customer accounted for more than 10% of sales. The Company believes any risk of credit loss is significantly reduced due to the use of various levels of credit insurance, diversity in customers, geographic sales areas and extending credit based on established limits or terms. The Company performs credit evaluations of its customers' financial condition whenever necessary, and generally does not require collateral for sales on credit.

13. SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock that may be issued in one or more series and with such stated value and terms as may be determined by the Board of Directors. The Company designated 1,000 shares as 4% Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") with a stated value per share of $1,000 plus all accrued and unpaid dividends.

On May 31, 2002 the Company entered into a Preferred Stock Purchase Agreement with an investor (Investor). Under the agreement, the Company agreed to issue 1,000 shares of its Series A Preferred Stock at $1,000 per share. On May 31, 2002, the Company issued 600 shares of the Series A Preferred Stock to the Investor, and the remaining 400 shares would be issued when the registration statement that registers the common stock underlying the Series A Preferred Stock became effective. As part of the Preferred Stock Purchase Agreement, the Company issued a common stock purchase warrant to the Investor. The warrant may be exercised at any time within 3 years from the date of issuance and entitles the Investor to purchase 300,000 shares of the Company's common stock at $1.20 per share. The Company also issued a common stock purchase warrant with the same terms and conditions for the purchase of 100,000 shares of the Company's common stock to a broker who facilitated the transaction as a commission.

The holder of the Series A Preferred Stock was entitled to cumulative dividends at the rate of 4% per annum, payable on each Conversion Date, as defined, in cash or by accretion of the stated value. The amount recorded as accretion of the stated value for the years ended December 31, 2004, 2003 and 2002 was $26,100, $24,900 and $14,200, respectively. Dividends were required to be paid in cash, if among other circumstances, the number of the Company's authorized common shares is insufficient for the conversion in full of the Series A Preferred Stock, or the Company's common stock was not listed or quoted on Nasdaq, NYSE or AMEX. Each share of Series A Preferred Stock was non-voting and entitled to a liquidation preference of the stated value plus accrued and unpaid dividends. A sale or disposition of 50% or more of the assets of the Company, or completion of a transaction in which more than 33% of the voting power of the Company is disposed of, would constitute liquidation. At any time and at the option of the holder, each share of Series A Preferred Stock was convertible into shares of common stock at the Conversion Price, as defined, but not less than $0.75. The Conversion Price was subject to certain adjustments, such as stock dividends.

Upon the occurrence of a Triggering Event, such as failure to register the underlying common shares among other events as defined, the holder of the Series A Preferred Stock had the right to require the Company to redeem the Series A Preferred Stock in cash at 150% of the Stated Value. As the Series A Preferred Stock had conditions for redemption that were not solely within the control of the Company, such Series A Preferred Stock was excluded from shareholders' equity as of December 31, 2003. The redemption value of the Series A Preferred Stock, if the holder had required the Company to redeem the Series A Preferred Stock as of December 31, 2003, was $958,600.

The Company accounted for the sale of preferred stock and related warrants in accordance with Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Owned Stock." Proceeds of $477,500 (net of $80,500 cash issuance costs) were received of which $222,500 (net of allocated issuance costs of $37,500) was allocated to the Series A Preferred Stock and $255,000 (net of allocated issuance costs of $43,000) was allocated to the detachable warrant based upon its fair value as computed using the Black-Scholes option pricing model. The $260,000 value of the beneficial conversion option on the 600 shares of Series A Preferred Stock was recorded as a deemed dividend on the date of issuance. The allocated $46,300 value (net of $53,000 allocated issuance costs) of the warrant issued to the broker who facilitated the transaction was recorded as a stock issuance cost relating to the sale of preferred stock. As a result, a total amount of $397,300 was allocated to the warrants and was included in the current liabilities. The related issuance costs of $96,000 allocated to the warrants were included in deposits and other assets and were being amortized over a 3-year period using a straight-line method. As of December 31, 2004 and 2003, the carrying amount of the warrants was adjusted to the fair value. The change in fair value of the warrants from the issuance date (May 31, 2002) to December 31, 2002 and for the year ended December 31, 2003 and 2004 was $235,700, $105,800 and $46,400, respectively. The change in fair value of the warrants is included as other income.

Effective April 30, 2003, our Company stock was delisted from the Nasdaq SmallCap Market. The Company's common stock is eligible to be traded on the Over the Counter Bulletin Board (OCTBB). The delisting of the Company's common stock enabled the holder of the Company's Series A Preferred Stock to request the redemption of such shares. As of December 31, 2003, the Company increased the carrying value of the Series A Redeemable Convertible Preferred Stock to its redemption value of $958,600 and recorded an increase in loss applicable to common shareholders of $743,300 for the year ended December 31, 2003 in the accompanying consolidated statement of operations. The Company included its 4% Series A Redeemable Convertible Preferred Stock in current liabilities as of December 31, 2003.

In December 2004, the Company entered into an agreement (the Series A Agreement) with the Investor for restructuring certain terms of the Series A Preferred Stock. In connection with the closing of the transactions under the Series A Agreement, the Company amended and restated its Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock on December 31, 2004. Among the terms amended are (1) the number of shares designated as Series A Preferred Stock were decreased from 1,000 to 600 shares; (2) the Stated Value of each share of Series A Preferred Stock was reduced from $1,000 to $666.67; (3) the holders of the Series A Preferred Stock no longer have the right to required the Company to redeem each share of Series A Preferred Stock, which rights were triggered upon the occurrence of certain events; (4) the redemption amount payable by the Company upon exercise of its redemption right was reduced from 150% of Stated Value to 100% of Stated Value; (5) there is a 181-day waiting period from the date of filing the Amended and Restated Certificate of Designation before the holder may exercise conversion (unless the Company initiates a redemption prior to the end of the 181-day period); (6) the conversion price of the Series A Preferred Stock was changed to a fixed price of $0.50 per share, subject to customary and anti-dilution adjustments; and (7) the Company has five trading days, instead of three, to comply with conversion procedures. As part of the Series A Agreement, the Investor forfeited a stock purchase warrant, exercisable for 300,000 shares of the Company's common stock, that was issued in connection with the original issuance of the Company's Series A Preferred Stock. The Company accounted for these transactions in accordance with SFAS 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings. The restructuring of the Series A Preferred Stock resulted in a gain of $758,600 (or $0.07 per share) for the year ended December 31, 2004. The fair value of the restructured Series A Preferred Stock was $234,100 as of December 31, 2004 and was classified as shareholders' equity in the balance sheet.

14. CAPITAL STOCK INVESTMENT BANKING SERVICES

On December 16, 2002, the Company issued warrants for the purchase of up to 300,000 shares of its common stock under terms of an agreement for investment banking services. Warrants to purchase 100,000 shares of the Company's common stock were to vest immediately and warrants to purchase 200,000 shares were to vest 50% on June 16, 2003 and 50% on December 16, 2003. The Company accounted for this transaction in accordance with EITF No. 96-18, Accounting for Equity Instruments that are issued to Employees for Acquiring, or in Conjunction with Selling Goods or Services. On June 16, 2003, the Company terminated this agreement and the warrants to purchase 200,000 shares were cancelled. For the years ended December 31, 2003 and 2002, the Company recorded $28,500 and $2,400, respectively, in expense related to this transaction.

STOCK ISSUED FOR SERVICES

On June 14, 2001, the Company issued 333,400 shares of its common stock to an unrelated party in exchange for radio advertising services to be received over a three-year period. The shares vested upon issuance and were non-forfeitable, resulting in a measurement date and final valuation of shares in the amount of $200,000 based upon the market price of the Company's common stock on the date of issuance. Under the terms of the agreement, one-third of the radio advertising service credits expired in two years. Radio advertising service credits were expensed when utilized and are included in other selling, general and administrative expenses in the accompanying consolidated statements of operations. Included in prepaid expenses and other current assets as of December 31, 2003 are radio advertising credits in the amount of $61,100.

STOCK OPTION PLAN

On July 16, 1998 the Company adopted the 1998 Stock Option Plan and reserved 1,000,000 shares of Common Stock for issuance under the Plan. Activity under the Plan is as follows:

                                                                                                Weighted
                                                               Weighted       Weighted           Average
                                Shares                          Average        Average         Remaining
                             Available          Options        Exercise           Fair       Contractual
                             for Grant      Outstanding           Price          Value              Life
                             ---------      -----------        --------       --------         ---------
DECEMBER 31, 2001              149,400          794,600         $1.40           $1.08          3.8 Years
Options granted                (30,000)          30,000          0.95            0.85                 --
Options forfeited              172,600         (172,600)         2.41            2.24                 --
                             ---------      -----------        --------       --------
DECEMBER 31, 2002              292,000          652,000          1.11            0.76          3.1 Years
Options forfeited               58,000          (58,000)         2.63            2.33                 --
                             ---------      -----------        --------       --------
DECEMBER 31, 2003              350,000          594,000          0.96            0.82         2.3 Years
Options forfeited                2,000           (2,000)         1.50            1.30                --
Options expired                 42,000          (42,000)         1.50            1.33                --
                             ---------      -----------        --------       --------
DECEMBER 31, 2004              394,000          550,000         $0.91           $0.78         1.4 Years
                               =======      ===========        ========       ========

The following table summarizes information about stock options outstanding as of December 31, 2004:

                       Options Outstanding                 Options Exercisable
              --------------------------------------      ----------------------
                              Weighted
                Number         Average      Weighted        Number     Weighted
              Outstanding     Remaining      Average      Exercisable   Average
Exercise        as of        Contractual    Exercise        as of      Exercise
Price         12/31/2004        Life          Price       12/31/2004     Price
-----         ----------     ----------       -----       ----------     -----
$0.76            10,000       2.5 Years       $0.76          10,000      $0.76
$0.88           323,800       1.3 Years       $0.88         323,800      $0.88
$0.97           206,200       1.3 Years       $0.97         206,200      $0.97
$1.05            10,000       2.4 Years       $1.05          10,000      $1.05
               --------                                     -------
                550,000       1.7 Years       $0.91         550,000      $0.91
               ========                                     =======

Under the terms of the Plan, options are generally exercisable on the date of grant and expire from four to five years from the date of grant as determined by the Board of Directors. The Company applies Accounting Principles Board (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for the plan. Under APB Opinion No. 25, because the exercise price of the Company stock options equals or exceeds the estimated fair value of the underlying stock on the measurement date, no compensation cost is recognized.

In January 2002, the Securities and Exchange Commission adopted new rules for the disclosure of equity compensation plans. The purpose of the new rues is to summarize the potential dilution that could occur from past and future equity grants under all equity compensation plans. The following provides tabular disclosure of the number of securities to be issued as of December 31, 2004 upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans, aggregated into two categories - plans that have been approved by stockholders and plans that have not.

                                                                             Number of
                             Number of                                       Securities Remaining
                             Securities to be                                Available for Future
                             Issued Upon             Weighted-average        Issuance Under
                             Exercise of             Exercise Price of       Equity Compensation
                             Outstanding             Outstanding             Plans (Excluding
                             Options and             Options and             Securities Reflected
Plan Category                Warrants                Warrants                in 1st Column)
--------------------------------------------------------------------------------------------------
Equity compensation
 plans approved by
 stockholders                   550,000                 $0.91                    394,000

Equity compensation
 plans not approved
 by stockholders                200,000                 $1.20                         --
                             ----------------------------------------------------------
Total                           750,000                 $0.99                    394,000
                                =======                                          =======

15. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

Cash was paid during the years ended December 31, 2004, 2003 and 2002 for:

                                                YEAR ENDED DECEMBER 31,
                                      ------------------------------------------
                                        2004             2003             2002
                                      --------         --------         --------
Income taxes                          $  3,600         $  3,600         $  5,700
                                      ========         ========         ========
Interest                              $166,200         $170,500         $183,700
                                      ========         ========         ========

Non-cash investing and financing activities for the years ended December 31, 2004, 2003 and 2002 were as follows:

On May 31, 2002, the Company issued warrants to purchase 400,000 shares of the Company's common stock to the preferred stock investor and the broker in connection with the issuance of preferred stock. In connection with the issuance of the preferred stock, the Company recorded a non-cash deemed dividend of relating to the beneficial conversion feature of the preferred stock of $260,000 for the year ended December 31, 2002. Accretion of the stated value of the preferred stock, including the recording of increases in redemption value, of $39,100, $768,200 and $14,200 was recorded for the years ended December 31, 2004, 2003 and 2002, respectively.

In December 2002, the Company issued warrants to purchase up to 300,000 shares of the Company's common stock at $1.20 per share for consulting services. On June 16, 2003, the Company terminated this agreement and warrants to purchase 200,000 shares of the Company's common stock were cancelled. For the years ended December 31, 2003 and 2002, the Company recorded $28,500 and $2,400, respectively, in non-cash expense related to this transaction and increased additional paid-in capital for the same amount.

As a consideration for the sale of Lea's assets to certain of Lea's employees on June 30, 2003, the Company received an electronic commerce support services contract for a term of 2 years valued at $48,000. The value of the electronic commerce support services is being amortized over the 2-year term using a straight-line method.

On December 31, 2004, the certain terms of the Series A Redeemable Convertible Preferred Stock were restructured with the holder of the preferred stock. The restructuring of the preferred stock resulted in a non-cash gain of $758,600.

16. SEGMENT INFORMATION

The Company has three reportable segments: PMI, PMIGA, and LW.

PMI imports and distributes electronic products, computer components, and computer peripheral equipment to various distributors and retailers throughout the United States. PMIGA imports and distributes similar products focusing on customers located in the east coast of the United States. LW sells similar products as PMI to retailers and to end-users through a website.

The Company evaluates performance based on income or loss before income taxes and minority interest, not including nonrecurring gains or losses. Inter-segment transfers between reportable segments have been insignificant. The Company's reportable segments are strategic business units. They are managed separately because each business requires different technology and/or marketing strategies. PMI and PMIGA are comparable businesses with different locations of operations and customers. The Company does not have offices or operation in foreign countries. Sales to foreign countries have been insignificant for the year ended December 31, 2002. Sales to customers located in foreign countries for the year ended December 31, 2004 and 2003 are as follows:

                                              2004                 2003
                                           -----------          -----------
               North America
                (excluding U.S.)           $ 5,188,200          $ 1,272,900
               Europe                        6,406,300            1,969,700
               Asia                            134,600              150,900
               Others                          222,200                7,100
                                           -----------          -----------
               Total                       $11,951,300          $ 3,400,600
                                           -----------          -----------

The following table presents information about reported segment profit or loss and segment assets for the years ended December 31, 2004, 2003 and 2002:

Year Ended December 31, 2004:

                                       PMI            PMIGA            LW          Totals
                                   ------------    ------------    ------------    ------------
Revenues from external customers   $ 61,101,100    $  4,958,600    $  5,413,800    $ 71,473,500
Interest income                           2,000              --              --           2,000
Interest expense                        166,200              --              --         166,200
Depreciation and
 amortization (1)                       206,500          21,000             300         227,800
Segment loss before taxes
 and minority interest               (1,523,100)       (228,000)       (248,800)     (1,999,900)
Segment assets (2)                   20,615,400       1,130,800         724,800      22,471,000
Expenditures for segment
 assets                                      --              --              --              --


Year Ended December 31, 2003:
                                       PMI            PMIGA            LW          Totals
                                   ------------    ------------    ------------    ------------
Revenues from external customers   $ 60,410,600    $  7,323,600    $  7,251,100    $ 74,985,300
Interest income                           3,200              --              --           3,200
Interest expense                        153,000           3,800          13,700         170,500
Depreciation and
 amortization (1)                       202,500          28,600           7,600         238,700
Segment loss before taxes
 and minority interest               (1,143,300)       (366,900)       (258,100)     (1,768,300)
Segment assets (2)                   22,707,300       1,087,100       1,687,600      25,482,000
Expenditures for segment
 assets                                      --              --              --              --


Year Ended December 31, 2002:
                                       PMI            PMIGA            LW          Totals
                                   ------------    ------------    ------------    ------------
Revenues from external customers   $ 56,814,300    $  9,471,400    $  1,684,200    $ 67,969,900
Interest income                          13,500             600              --          14,100
Interest expense                        164,400             700           1,000         166,100
Depreciation and
 amortization (1)                       190,800          28,000             800         219,600
Segment loss before taxes
 and minority interest               (1,470,400)       (796,200)       (166,600)     (2,433,200)
Segment assets (2)                   21,442,300         842,200         412,300      22,696,800
Expenditures for segment
 assets                                  58,900             800           1,500          61,200

(1) The total of reportable segment depreciation and amortization does not include $32,000, $32,000 and $16,000 of amortization expense related to the warrant issuance costs for the years ended December 31, 2004, 2003 and 2002, respectively.

(2) Segment assets before Intercompany eliminations.

The following is a reconciliation of reportable segment loss before income taxes and total assets to the Company's consolidated totals:

                                               2004            2003            2002
                                          ------------    ------------    ------------
LOSS BEFORE INCOME TAXES:
Loss before income taxes and
  minority interest for reportable
  segments                                $ (1,999,900)   $ (1,768,300)   $ (2,433,200)
Change in fair value of warrants                46,400         105,800         235,700
Amortization of warrants issuance costs        (32,000)        (32,000)        (16,000)
                                          ------------    ------------    ------------
Consolidated loss before income taxes
  and minority interest                   $ (1,985,500)   $ (1,694,500)   $ (2,213,500)
                                          ============    ============    ============
ASSETS:
Total assets for reportable segments      $ 11,699,100    $ 14,416,900    $ 14,985,600
Assets of FNC and Lea                           16,200         223,700       1,363,100
Other assets                                    25,400         131,800         918,300
                                          ------------    ------------    ------------

Consolidated total assets                 $ 11,740,700    $ 14,772,400    $ 17,267,000
                                          ============    ============    ============

17. LITIGATION SETTLEMENT AND CONTINGENCIES

In December 2003, the Company settled a claim against a customer and its principal owner for a past due account receivable in the amount of $734,500. Under the settlement agreement, the customer agreed to pay the entire balance in 12 equal monthly installments of $61,200, beginning December 2003. In addition, the customer entered into a UCC-Financing Statement with the Company under which the customer secured its payments due to the Company with all its assets, including inventory, accounts receivable and equipment. The customer is presently in default of its obligations under the settlement agreement. Thus, the Company is in the process of foreclosing on all the assets, including cash, accounts receivable, inventories and real estate of the customer and its principal owner. During the fourth quarter 2004, the Company reserved $487,200, the entire unpaid balance of this receivable, based on the length of time it has been defaulted. The Company continues to seek recovery.

In April 2003, the Company settled a lawsuit relating to a counterfeit products claim for $95,000 which was included in other expenses in the accompanying consolidated statement of operations. There are various claims, lawsuits, and pending actions against the Company involving matters incidental to the Company's operations. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

18. UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL DATA

Summarized quarterly financial data for 2004 and 2003 is as follows:

                                                     Quarter
                                 First           Second           Third           Fourth
                              ------------    ------------    ------------    ------------
2004:
Sales                         $ 21,964,800    $ 17,105,000    $ 17,083,500    $ 15,320,200
Gross profit                     1,177,400         788,700         850,600         863,600
Loss from Operations              (309,600)       (549,100)       (259,900)       (866,900)
Net loss applicable to
 common shareholders              (319,200)       (558,900)       (176,400)       (118,200)
Basic and diluted loss
 per share (1):
   Loss from Operations              (0.03)          (0.05)          (0.03)          (0.12)
   Net loss applicable
     To common shareholders          (0.03)          (0.05)          (0.02)          (0.11)


2003:
Sales                         $ 18,288,000    $ 17,467,700    $ 19,514,100    $ 19,715,500
Gross profit                     1,086,100       1,086,000       1,040,200       1,217,100
Loss from Operations              (429,100)       (480,100)       (494,700)       (290,600)
Net loss applicable to
 common shareholders            (1,350,200)       (723,300)       (523,300)       (299,800)
Basic and diluted loss
 per share (1):
   Loss from Operations              (0.11)          (0.05)          (0.05)          (0.03)
   Net loss applicable
     To common shareholders          (0.13)          (0.07)          (0.05)          (0.03)

(1) Loss per share are computed independently for each of the quarters presented. The sum of the quarterly loss per share in 2004 and 2003 does not equal the total computed for the year due to rounding.

                                      F-26